UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the Alvarez Options and RSUs, is incorporated herein by reference. As disclosed on a Current Report on Form 8-K filed on July 31, 2019 (the “July 2019 8-K”), Conversion Labs, Inc. (the “Company”) entered into a certain membership interest purchase agreement (the “MIPA”) by and between the Company, Conversion Labs PR, LLC (“CVLB PR”), a majority owned subsidiary, Taggart International Trust, an entity controlled by the Company’s Chief Executive Officer, Mr. Justin Schreiber, and American Nutra Tech LLC, a company controlled by its Chief Technology and Operating Officer, Mr. Stefan Galluppi (“Mr. Schreiber, Taggart International Trust, Mr. Galluppi and American Nutra Tech LLC each a “Related Party” and collectively, the “Related Parties”). Pursuant to the MIPA, the Company purchased 21.83333% of the membership interests (the “Remaining Interests”) of CVLB PR from the Related Parties, bringing the Company’s ownership of CVLB PR to 100%.

As consideration for the Company’s purchase of the Remaining Interests from the Related Parties, Mr. Schreiber and Mr. Galluppi agreed to cancel all potential issuances of restricted stock and or options related to their employment with the Company,  in exchange for the immediate issuance of 500,000 shares of the Company’s restricted common stock to each of Mr. Schreiber and Mr. Galluppi (the “Initial Issuances”) (equal to 1,000,000 shares in the aggregate) which was previously disclosed on the July 2019 8-K. Mr. Schreiber and Mr. Galluppi were also entitled to additional issuances pursuant to certain milestones as follows: (i) 500,000 shares of the Company’s Common Stock to each of Mr. Schreiber and Mr. Galluppi (1 million shares in the aggregate) on the business day following a consecutive ninety (90) day period, during which the Company’s Common Stock shall have traded at an average price per share equal to or higher than $2.50 (the “First Milestone”), and (ii) an additional 500,000 shares of the Company’s Common Stock to each of Mr. Schreiber and Mr. Galluppi (1 million shares in the aggregate) following a consecutive ninety (90) day period during which the Common Stock shall have traded at an average price per share equal to or higher than $3.75 (the “Second Milestone” and, together with the First Milestones, the “Milestones”). Having achieved the Milestones, the Company, on December 9, 2020, issued an aggregate of 1,000,000 million shares of the Company’s Common Stock to each of Mr. Schreiber and Mr. Galluppi (the “Milestone Shares”) (2 million shares in the aggregate). The Milestone Shares are subject to the previously disclosed 180 day Lock-Up Agreement each of Mr. Schreiber and Mr. Galluppi signed on November 3, 2020. The Milestone Shares and the shares of common stock underlying the Alvarez Options, the RSUs were not registered under the Securities Act of 1933, as amended (the “Securities Act”) but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2020 (the “Effective Date”), the Company entered into an Amended and Restated Employment Agreement (the “Amended Alvarez Employment Agreement”) with the Company’s current Chief Acquisition Officer, Nicholas Alvarez (“Alvarez”), , amending and restating in its entirety the Employment Agreement between the Company and Alvarez, dated July 26, 2018. Pursuant to the Amended Alvarez Employment Agreement, Alvarez’s base salary shall be $172,400 per year (the “Alvarez Base Salary”). In addition to the Alvarez Base Salary, Mr. Alvarez has been granted options to purchase up to 200,000 shares of Common Stock of the Company (the “Alvarez Options”), which shall vest at a rate of 5,555 options each month for thirty-five (35) consecutive months beginning on the Effective Date, with the final 5,575 shares vesting on December 8, 2023 (the “Final Vesting Date”). Mr. Alvarez is eligible for an annual bonus and will participate in the Company’s benefits plan.

Additionally, under the Alvarez Employment Agreement, Alvarez is eligible to receive up to three hundred thousand (300,000) restricted stock units of the Company’s common stock, par value $0.01 (the “RSU’s”), subject to the Company’s Telemedicine Brands (as defined in the Amended Alvarez Employment Agreement) achieving certain revenue milestones in accordance with the Amended Alvarez Employment Agreement. The RSU’s, if, and to the extent issued, will vest upon the earlier of a Change of Control (as defined in the Amended Alvarez Employment Agreement) or December 8, 2023.

Upon termination by the Company of Alvarez without Good Cause (as defined in the Amended Alvarez Employment Agreement), or by Alvarez for Good Reason (as defined in the Amended Alvarez Employment Agreement), on the six-month anniversary of such termination (the “Six-Month Termination Anniversary”), the Company shall pay to Alvarez one lump-sum payment equal to his then current monthly base salary for the six months from the date of termination, plus a pro-rata share of any bonus earned for the year of termination. Additionally, upon such termination, Alvarez shall continue to receive all employee benefits, including if elected, the Company paying Alvarez’s COBRA premiums to continue Alvarez’s coverage, and employee benefit plans as described in the Amended Alvarez Employment Agreement for the period from the date of termination until the Six-Month Termination.

The above descriptions of the Alvarez Employment Agreement do not purport to be complete and are qualified in in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Amended and Restated Employment Agreement, dated December 8, 2020, by and between Conversion Labs, Inc. and Nicholas Alvarez

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.

Dated: December 11, 2020	By:	/s/ Justin Schreiber
Justin Schreiber Chief Executive Officer